Exhibit 1.1

AUTOLIV, INC.

COMMON STOCK, PAR VALUE $1.00 PER SHARE

UNDERWRITING AGREEMENT

March 24, 2009

March 24, 2009

To Morgan Stanley & Co. Incorporated

Ladies and Gentlemen:

Autoliv, Inc., a Delaware corporation (the “Company”), proposes to sell to Morgan Stanley & Co. Incorporated as underwriter and manager (the “Underwriter” or “Manager”) the number of shares of its Common Stock, par value $1.00 per share, set forth in Schedule I hereto (the “Firm Shares”). The Company also proposes to sell to the Underwriter not more than the number of additional shares of its Common Stock, par value $1.00 per share, set forth in Schedule I hereto (the “Additional Shares”) if and to the extent that you, as Manager of the offering, shall have determined to exercise, on behalf of the Underwriter, the right to purchase such shares of common stock granted to the Underwriter in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Common Stock, par value $1.00 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

At the request of the Manager, a portion of the Shares (in an amount to be specified by the Manager) will be deposited by the Company pursuant to the Custodian Agreement, dated as of April 28, 1997, as amended as of April 17,1998, February 2, 1999 and March 1, 2008 (the “Custodian Agreement”), between the Company and Skandinaviska Enskilda Banken AB (publ), as Custodian (the “Custodian”), and delivered in the form of Swedish Depositary Receipts (“SDRs”). The SDRs will be issued in accordance with the Custodian Agreement and the general terms and conditions under which the SDRs are issued and governed (the “General Terms and Conditions”). Unless the context otherwise requires, all references herein to Shares shall also be deemed to include SDRs.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to the securities (the “Shelf Securities”), including the Shares and the SDRs, to be issued and sold from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated March 23, 2009 in the form first used to confirm sales of the Shares and the SDRs (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares and the SDRs in the form first used to confirm sales of the Shares and the SDRs (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus, including the Basic Prospectus, together with the free writing prospectuses, if any, each identified in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

Concurrent with this Agreement, the parties have entered into an underwriting agreement (the “Concurrent Underwriting Agreement”), providing for the public offering (the “Concurrent Offering”) by the Underwriter of equity units of the Company (the “Securities”).

1. Representations and Warranties. The Company represents and warrants to and agrees with the Underwriter that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter through the Manager expressly for use therein.

(c) The Company is not an “ineligible issuer” as defined in Rule 405 in connection with the offering, including for purposes of Rules 164 and 433, under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except to the extent that the failure to be so authorized, issued or owned would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The Custodian Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms; upon deposit of Shares underlying those SDRs to be delivered in accordance with the provisions of the Custodian Agreement and the General Terms and Conditions, the persons in whose names the SDRs evidencing such Shares are registered will be entitled to the rights specified in the Custodian Agreement and, in the General Terms and Conditions; and the Custodian Agreement and the General Terms and Conditions conform in all material respects to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The authorized capital stock of the Company and the SDRs conform as to legal matters to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(i) The shares of Common Stock outstanding prior to the sale of the Shares and the SDRs have been duly authorized and are validly issued, fully paid and non-assessable.

(j) The Shares have been duly authorized and, when delivered in accordance with the terms of this Agreement (including where delivered in the form of SDRs) will be validly issued, fully paid and non-assessable, and the sale of such Shares (or SDRs) will not be subject to any preemptive or similar rights.

(k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary or, following receipt of the exemption granted on 23 March 2009 by the Swedish Financial Supervisory Authority from the prohibition in Section 15 of the Act (2000:1087) concerning Reporting Obligations for Certain Holdings of Financial Instruments against trade in financial instruments during 30 days prior to a company’s publication of ordinary financial reports and assuming no contravention by the Underwriter, any provision of applicable law or the rules and regulations of NASDAQ OMX Stockholm or good stock market practice in Sweden (Sw. god sed på värdepappersmarknaden), and no further consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and SDRs and except such consent, approval, authorization, order, or qualification, the failure of which to obtain, would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole.

(l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(m) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects as to form with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(o) The Company is not, and after giving effect to (i) the offering and sale of the Shares and SDRs and the application of the proceeds thereof as described in the Prospectus and (ii) the offering and sale of Securities and the application of the proceeds thereof as described in the prospectus for the Concurrent Offering will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p) No prospectus or other offering materials are required to be prepared, registered or used in connection with the offering of any Shares or SDRs in Sweden or listing of SDRs on NASDAQ OMX Stockholm, assuming that the Underwriter will not offer any Shares or SDRs in Sweden except as permitted under applicable exemptions from Swedish prospectus requirements.

(q) The Common Stock is listed on the New York Stock Exchange and the SDRs are listed on the NASDAQ OMX Stockholm, and the Company satisfies the ongoing eligibility requirements for such listings.

(r) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(t) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(u) Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage , except where any such action would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein, except where any such non-compliance would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(v) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(w) (i) The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) or any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Entity represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company the number of Firm Shares set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriter the Additional Shares, and the Underwriter shall have the right to purchase up to the number of Additional Shares set forth in Schedule I hereto at the Purchase Price, provided, however, that the amount paid by the Underwriter for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Manager may exercise this right on behalf of the Underwriter in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriter and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Each day, if any, that Additional Shares are to be purchased shall be referred to herein as an “Option Closing Date”.

With respect to all or a portion of the Shares to be purchased and sold hereunder on the Closing Date or on an Option Closing Date, the Manager, on behalf of the Underwriter, may elect to have SDRs delivered and paid for hereunder in lieu of, and in satisfaction of, the Company’s obligation to sell to the Underwriter and the Underwriter’s obligation to purchase Shares. Notice of such election shall be given by the Manager to the Company at least one business day prior to the Closing Date or the relevant Option Closing Date.

3. Public Offering. The Company is advised by you that the Underwriter proposes to make a public offering of the Shares (and SDRs) as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares (and SDRs) are to be offered to the public upon the terms set forth in the Prospectus.

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by you.

The Firm Shares and the Additional Shares, including in each case such Shares delivered at your request in the form of SDRs, shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer of the Shares or SDRs to the Underwriter duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriter’s Obligations. The obligations of the Underwriter are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its Significant Subsidiaries (as that term is defined in the U.S. Securities and Exchange Commission’s Regulation S-X) (the “Significant Subsidiaries”) by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriter shall have received on the Closing Date an opinion of Alston & Bird LLP, U.S. outside counsel for the Company, dated the Closing Date, to the effect that:

(i) the Company is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus;

(ii) each Significant Subsidiary of the Company incorporated in the United States is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus;

(iii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus;

(iv) the Shares have been duly authorized and, when delivered in accordance with the terms of this Agreement (including where delivered in the form of SDRs), will be validly issued, fully paid and non-assessable, and the sale of such Shares (or SDRs) will not be subject to any preemptive or similar rights;

(v) this Agreement has been duly authorized, executed and delivered by the Company;

(vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the issuance and delivery of the Shares and SDRs to be delivered under this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency of the United States that would be applicable to general business entities with respect to such performance other than such that have been obtained or effected under the Securities Act and the Exchange Act is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and SDRs;

(vii) the statements relating to legal matters, documents or proceedings included in (A) the Time of Sale Prospectus and the Prospectus under the captions “Description of Capital Stock” and “Material U.S. Federal Tax Consequences,” (B) the Prospectus under the caption “Underwriting” (insofaras such statements purport to describe the terms of this Agreement) and (C) the Registration Statement in Item 15, in each case fairly summarize in all material respects such matters, documents or proceedings;

(viii) the Company is not, and after giving effect to (i) the offering and sale of the Shares and SDRs and the application of the proceeds thereof as described in the Prospectus and (ii) the offering and sale of Securities and the application of the proceeds thereof as described in the prospectus for the Concurrent Offering will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended; and

(ix) (A) in the opinion of such counsel (1) each document filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any opinion) appeared on its face to be appropriately responsive as of its filing date in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and (2) the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(B) In addition, such counsel will state that in connection with its representation of the Company, nothing has come to the attention of such counsel that causes such counsel to believe that (1) any part of the Registration Statement when such part became effective, (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) on the date of this Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) as of the date of this Agreement or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading or (4) the Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) as amended or supplemented, if applicable, as of the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading.

With respect to the statement in this paragraph, counsel for the Company may state that they have participated in conferences with certain officers and other representatives of the Company, representatives of the independent registered public accounting firm of the Company and representatives of the Underwriters at which the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and any supplements or amendments thereto, and related matters were discussed, and that such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including the documents incorporated by reference therein, and any supplements or amendments thereto (except as set forth in Section 5(c)(vii) hereof).

The opinion of counsel for the Company described in this Section 5(c) shall be rendered to the Underwriter at the request of the Company and shall so state therein.

(d) The Underwriter shall have received on the Closing Date an opinion of Lars Sjöbring, Group Vice President Legal Affairs and General Counsel of the Company, dated the Closing Date, to the effect that:

(i) the Company has been duly incorporated under the laws of the jurisdiction of its incorporation and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(ii) each Significant Subsidiary of the Company has been duly incorporated and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(iii) each Significant Subsidiary of the Company incorporated in a jurisdiction other than the United States is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus;

(iv) the shares of Common Stock outstanding prior to the sale of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

(v) all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the issuance and delivery of the Shares and SDRs to be delivered under this Agreement will not contravene any provision of, to the best of such counsel’s knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency of a jurisdiction other than the United States or Sweden is required for the performance by the Company of its obligations under this Agreement; and

(vii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its Significant Subsidiaries is a party or to which any of the properties of the Company or any of its Significant Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(e) The Underwriter shall have received on the Closing Date an opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriter, dated the Closing Date, covering the matters referred to in Sections 5(c)(iv) and 5(c)(v) and clauses 5(c)(ix)(B)(2), 5(c)(ix)(B)(3) and 5(c)(ix)(B)(4) above.

With respect to clauses 5(c)(ix)(B)(2), 5(c)(ix)(B)(3) and 5(c)(ix)(B)(4) above, Cleary Gottlieb Steen & Hamilton LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus, the Prospectus, the prospectus supplement and any amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus (including documents incorporated by reference), but are without independent check or verification, except as specified.

(f) The Underwriter shall have received on the Closing Date an opinion of Mannheimer Swartling Advokatbyrå AB, outside Swedish counsel for the Company, dated the Closing Date, to the effect that:

(i) the Custodian Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms;

(ii) upon the deposit of the Shares underlying those SDRs to be delivered to the Underwriter in accordance with the provisions of the Custodian Agreement and the General Terms and Conditions, the persons in whose names the SDRs evidencing such Shares are registered will be entitled to the rights specified in the Custodian Agreement and, in the General Terms and Conditions;

(iii) assuming the Shares have been duly authorized, when issued and delivered in accordance with the terms of this Agreement in the form of SDRs, such SDRs will be valid and enforceable, and the issuance of such SDRs will not be subject to any preemptive or similar rights;

(iv) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the issuance and delivery of the Shares and SDRs to be delivered under this Agreement, will not, following receipt of the exemption granted on 23 March 2009 by the Swedish Financial Supervisory Authority from the prohibition in Section 15 of the Act (2000:1087) concerning Reporting Obligations for Certain Holdings of Financial Instruments against trade in financial instruments during 30 days prior to a company’s publication of ordinary financial reports, contravene any provision of Swedish law, the rules and regulations of NASDAQ OMX Stockholm or good stock market practice in Sweden (Sw. god sed på värdepappersmarknaden), and no further consent, approval, authorization or order of, or qualification with, any governmental body or agency of Sweden is required for the performance by the Company of its obligations under this Agreement.

(v) the Custodian Agreement and the General Terms and Conditions conform in all material respects to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus;

(vi) the statements relating to legal matters, documents or proceedings included in each of the Time of Sale Prospectus and the Prospectus under the caption “Swedish Depository Receipts” fairly summarize in all material respects such matters, documents or proceedings;

(vii) no prospectus or other offering materials are required to be prepared, registered or used in connection with the offering of any Shares or SDRs in Sweden or listing of SDRs on NASDAQ OMX Stockholm; and

(viii) no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable in the Kingdom of Sweden or any political subdivision or taxing authority of such jurisdiction by or on behalf of the Underwriter in connection with (A) the sale and delivery by the Company of the Shares or SDRs to or for the accounts of the Underwriter in the manner contemplated herein, (B) the deposit with the Custodian of Shares against the issuance of SDRs at the Closing Date or any relevant Option Closing Date, (C) the sale and delivery by the Underwriter of the Shares or SDRs to the initial purchasers thereof in the manner contemplated herein, or (D) the execution and delivery of this Agreement (provided that no such opinion shall be required with respect to net income tax payable by the Underwriter as a result of having a permanent establishment in Sweden).

The opinion of Swedish counsel for the Company described in this Section 5(f) shall be rendered to the Underwriter at the request of the Company and shall so state therein.

(g) The Underwriter shall have received on the Closing Date an opinion of Skandinaviska Enskilda Banken Legal Department, counsel for the Custodian, dated the Closing Date, to the effect that:

(i) the Custodian Agreement has been duly authorized, executed and delivered by the Custodian and, assuming the Custodian Agreement has been duly authorized, executed and delivered by the Company, constitutes a valid and legally binding obligation of the Custodian, enforceable in accordance with its terms;

(ii) upon the deposit of the Shares underlying those SDRs to be delivered on the Closing Date or any relevant Option Closing Date in accordance with the provisions of the Custodian Agreement and the General Terms and Conditions, the persons in whose names the SDRs evidencing such Shares are registered will be entitled to the rights specified in the Custodian Agreement and in the General Terms and Conditions;

(iii) the Custodian Agreement and the General Terms and Conditions conform in all material respects to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus;

(iv) the statements set forth in each of the Time of Sale Prospectus and the Prospectus under the caption “Swedish Depository Receipts,” insofar as they purport to describe the terms and conditions of the SDRs and the provisions of the laws and documents referred to therein, are complete and accurate in all material respects; and

(v) Shares represented by SDRs to be delivered at the Closing Date by the Company to or on behalf of the Underwriter have been duly deposited with the Custodian under and in accordance with all applicable laws and regulations.

(h) The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from Ernst & Young AB, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(j) The Underwriter shall have received on the Closing Date a certificate of the Chief Financial Officer of the Company in the form of Exhibit B hereto.

The obligations of the Underwriter to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and SDRs to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares and SDRs.

6. Covenants of the Company. The Company covenants with the Underwriter as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to the Underwriter during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in the Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d)

under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter the Prospectus (or in lieu thereof the notice referred to under Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by the Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to under Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to under Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares and SDRs for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that the Company will not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now subject.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares and SDRs under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares and SDRs (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares and SDRs to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares and SDRs under state securities laws and all expenses in connection with the qualification of the Shares and SDRs for offer and sale under state and foreign securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Shares and SDRs by the Financial Industry Regulatory Authority, (v) all costs and expenses incident to listing the Shares on the New York Stock Exchange and the SDRs on the NASDAQ OMX Stockholm, (vi) the cost of printing certificates representing the Shares and SDRs, (vii) the costs and charges of the Custodian and any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares and SDRs, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) certain fees, expenses and disbursements of international counsel to the Underwriter, (xi) all expenses in connection with any offer and sale of the Shares and SDRs outside of the United States, including filing fees in connection with offers and sales outside of the United States, and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriter will pay all of its other costs and expenses, including fees and disbursements of its international counsel in excess of the amount separately agreed with the Company and any local counsel, stock transfer taxes payable on resale of any of the Shares and SDRs by it and any advertising expenses connected with any offers it may make.

(j) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares and SDRs have been sold by the Underwriter, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares and SDRs to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission;

(k) To prepare a final term sheet relating to the offering of the Shares, and SDRs containing only information that describes the final terms of the offering in a form consented to by the Manager, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares and SDRs.

(l) That the Shares and SDRs offered as contemplated by this Agreement will be listed on the New York Stock Exchange and the NASDAQ OMX Stockholm, respectively, as of the business day following the date of the Time of Sale Prospectus.

(m) Not to take any action that would require a prospectus or other offering materials to be prepared, registered or used in connection with the offering of any Shares or SDRs in Sweden or listing of SDRs on NASDAQ OMX Stockholm.

The Company also covenants with the Underwriter that, without the prior written consent of the Manager, it will not, during the restricted period set forth in Schedule I hereto, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to (a) the Shares and SDRs to be sold hereunder and the Securities to be sold in the Concurrent Offering, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and disclosed in the Time of Sale Prospectus or of which the Underwriter has been advised in writing, (c) the issuance by the Company of any share of Common Stock or the grant by the Company of options to purchase Common Stock, in each case, pursuant to employee benefit plans of the Company existing as of the date hereof and disclosed in the Time of Sale Prospectus or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 90-day restricted period.

7. Covenants of the Underwriter. The Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter. The Underwriter will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or

Section 20 of the Exchange Act and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter through you expressly for use therein.

(b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice, subject to the indemnified party’s reasonable approval, to represent the indemnified party and any others the indemnifying party may designate in such proceeding (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties, except as set forth below) and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b).

(d) The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares and SDRs or (ii) if the allocation provided by clause 8(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(e)(i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the

Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter bear to the aggregate initial public offering price of the Shares set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) The Company and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter, any person controlling the Underwriter or any affiliate of the Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Underwriter may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ OMX

Stockholm, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Sweden shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Swedish authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement (other than by reason of a breach by the Underwriter of the obligation to pay the Purchase Price pursuant to Section 2 above where all of the conditions to that obligation have been satisfied), or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares and SDRs, represents the entire agreement between the Company and the Underwriter with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares and SDRs.

(b) The Company acknowledges that in connection with the offering of the Shares and SDRs: (i) the Underwriter has acted at arms length, is not an agent of, and owes no fiduciary duties to, the Company or any other person, (ii) the Underwriter owes the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriter may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Shares and SDRs.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriter shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

[Remainder of page intentionally left blank]

Very truly yours,

Autoliv, Inc.

By:	/s/ Jan Carlson
Name:	Jan Carlson
Title:	Chief Executive Officer

Accepted as of the date hereof Morgan Stanley & Co. Incorporated

By:	/s/ John Tyree
Name:	John Tyree
Title:	Managing Director

SCHEDULE I

Manager:	Morgan Stanley & Co. Incorporated

Registration Statement File No.:	333-158139

Time of Sale Prospectus	1.	Prospectus dated March 23, 2009 relating to the Shelf Shares

	2.	the preliminary prospectus supplement dated March 24, 2009 relating to the Shares

	3.	orally communicated pricing information set forth below

Lock-up Restricted Period:	90 days from the date hereof

Title of Shares to be purchased:	Common Stock, par value $1.00 per share

Number of Firm Shares:	13,352,273

Number of Additional Shares	1,335,227

Purchase Price:	$15.1152 a share

Public Offering Price	$16.00 a share

Selling Concession:	$0.53 a share

Closing Date and Time:	Monday, March 30, 2009, 7:00 a.m. (New York time)

Closing Location:	Cleary Gottlieb Steen & Hamilton LLP City Place House, 55 Basinghall St. London EC2V 5EH, United Kingdom

Address for Notices to the Underwriter:	Morgan Stanley & Co. Incorporated 1585 Broadway New York, NY 10036 United States Attention: Equity Syndicate Desk

I-1

Address for Notices to the Company:	Autoliv, Inc. Box 70381 SE-107 24, Stockholm Sweden Attention: Lars Sjöbring, Group Vice President Legal Affairs, General Counsel and Secretary

I-2

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. Incorporated	13,352,273

II-1

EXHIBIT A

[FORM OF LOCK-UP LETTER]

March [—], 2009

Morgan Stanley & Co. Incorporated

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) proposes to enter into (i) an Underwriting Agreement (the “Equity Underwriting Agreement”) with Autoliv, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Equity Public Offering”) by Morgan Stanley (the “Underwriter”), of a number of shares to be determined (the “Shares”) of the Common Stock, par value $1.00 per share, of the Company (the “Common Stock”) and Swedish Depositary Receipts (“SDRs”) evidencing such Shares; and (ii) an Underwriting Agreement (the “Equity Unit Underwriting Agreement”) with the Company, providing for the public offering (the “Equity Unit Public Offering”) by the Underwriter, of a number of equity units to be determined (the “Equity Units”).

To induce the Underwriter to continue its efforts in connection with the Equity Public Offering and the Equity Unit Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 90 days after the later of (i) the date of the final prospectus relating to the Equity Public Offering (the “Equity Prospectus”) and (ii) the final prospectus relating to the Equity Unit Public Offering (the “Equity Unit Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions

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relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Equity Public Offering or the Equity Unit Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, or (b) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the restricted period, or (c) transfers of shares of Common Stock or SDRs (1) as a bona fide gift or gifts or (2) to the undersigned’s immediate family or to a trust, the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, provided that in the case of any transfer or distribution pursuant to clause (c) (1) each donee, distributee or transferee shall execute and deliver to the Manager a lock-up letter substantially in the form of this letter and (2) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence. For purposes of this Lock-Up Agreement, “immediately family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 90 days after the later of (i) the date of the Equity Prospectus and (ii) the date of the Equity Unit Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriter are relying upon this agreement in proceeding toward consummation of the Equity Public Offering and the Equity Unit Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Equity Public Offering or the Equity Unit Public Offering actually occurs depends on a number of factors, including market conditions. Any Equity Public Offering or Equity Unit Public Offering will only be made pursuant to the Equity Underwriting Agreement or the Equity Unit Underwriting Agreement, as the case may be, the terms of which are subject to negotiation between the Company and the Underwriter.

Very truly yours,

(Name)

(Address)

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EXHIBIT B

[FORM OF CFO CERTIFICATE]

In connection with the offering by Autoliv, Inc. (the “Company”) of its shares of common stock, par value $1.00 (the “Shares”), pursuant to a preliminary prospectus dated March 24, 2009 and a final prospectus to be filed under Rule 424(b) to the Securities Act of 1933, as amended (together, the “Prospectus”), I, Marika Fredriksson, the Chief Financial Officer of the Company, have been asked to deliver this certificate to the underwriter named in the Prospectus and, based on my examination of the Company’s financial and other records and schedules undertaken by myself or members of my staff who are responsible for the Company’s financial accounting matters, I hereby certify that:

1)	I, or members of my staff, have read the amounts marked on the attached copies of certain pages of the Prospectus attached as Exhibit A, and, with regard to these amounts, (a) compared the respective amounts with the corresponding amounts in the Company’s financial and other records and schedules or (b) recomputed the amounts based upon the amounts appearing in the Company’s financial and other records and schedules and found them to be in agreement; and

2)	I am aware that this certificate is to assist the underwriter in conducting and documenting its investigation of the affairs of the Company in connection with the offering of Shares covered by the Prospectus.

IN WITNESS WHEREOF, I have hereunto signed my name on this [—] day of March, 2009.

Name:	Marika Fredriksson
Title:	Chief Financial Officer

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